Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
LEXFORD PROPERTIES, L.P.

This AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF LEXFORD PROPERTIES, L.P. (this “Amendment”) is made and entered into as of the 1st day of September 2006 by ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership, as limited partner, and LEXFORD PARTNERS, L.L.C., an Ohio limited liability company, as the general partner (the “General Partner”) of LEXFORD PROPERTIES, L.P., an Ohio limited partnership (the “Partnership”).

R E C I T A L S:

WHEREAS, ERP and the General Partner are parties to that certain Amended and Restated Limited Partnership Agreement dated as of October 1, 1999 (the “Partnership Agreement”; all terms used in this Amendment have the meanings given them in the Partnership Agreement) governing the business and affairs of Lexford Properties, L.P., an Ohio limited partnership (the “Partnership”);

WHEREAS, Section 11.5(a) of the Partnership Agreement authorizes ERP and the General Partner to enter into this Amendment;

WHEREAS, the Partnership has entered into those certain Lexford  LLC Membership Interest Transfer Agreements 1S through 6, inclusive, each dated as of June 28, 2006, with affiliates of Empire Asset Group LLC (collectively, the “Transfer Agreements”), pursuant to which the Partnership has agreed to sell its sole member’s interests in six limited liability companies that indirectly own 254 of the Partnership’s multifamily residential properties and 30 wholly owned and majority owned subsidiaries of the Partnership have concurrently entered into that certain Agreement for Sale of Real Estate and Related Property (together with the Transfer Agreements”, the “Sale Agreements”) pursuant to which such subsidiaries have agreed to convey title to 27 of the Partnership’s multifamily residential properties;

WHEREAS, the Partnership intends to apply the net proceeds to be received upon the consummation of the Sale Agreements to the fullest extent possible to effect tax deferred like kind exchanges under Section 1031 of the Internal Revenue Code and to reinvest any remaining net proceeds in additional assets; and

WHEREAS, the parties therefore desire to eliminate any ambiguity that might otherwise arise under the terms of the Partnership Agreement as a consequence of  the consummation of the transactions contemplated by the Sale Agreements.

NOW, THEREFORE, the Partnership Agreement is hereby amended as follows:

1.   Amendment to Section 10.1(a)(v) of Partnership Agreement.   Section 10.1(a)(v) of the Partnership Agreement is hereby amended by adding the following language to the end thereof immediately preceding the semicolon:

“(provided, however, that the consummation of the transactions contemplated by all those certain Lexford LLC Membership Interest Transfer Agreements and that certain Agreement for Sale of Real Estate and Related Property, each dated as of June 28, 2006, by and between the Partnership or certain of its Subsidiaries, on the one hand, and Affiliates of Empire Asset Group LLC, on the other hand, will not constitute a ‘sale of all or substantially all of the assets of the Partnership for cash or for marketable securities’ within the meaning of this Section 10(a)(v) du to the fact that the proceeds of such transactions will be paid directly to qualified exchange intermediaries for the purpose of effecting like kind deferred property exchanges or will otherwise be reinvested in additional tangible assets of the Partnership)”

2.   Miscellaneous.

2.01.                        This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.

2.02.                        Except as herein modified or amended, the provisions, conditions and terms of the Partnership Agreement shall remain unchanged and in full force and effect.

2.03.                        In the case of any inconsistency between the provisions of the Partnership Agreement and this Amendment, the provisions of this Amendment shall govern and control.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized representatives as of the date first set forth above.

ERP OPERATING LIMITED PARTNERSHIP
By:	Equity Residential, its general partner

By:	/s/ Bruce C. Strohm
Name:	Bruce C. Strohm
Title:	Executive Vice President

LEXFORD PARTNERS, L.L.C.

By:	/s/ Barbara Shuman
Its Manager